Exhibit 8.1

                               Brown & Wood LLP
                            One World Trade Center
                         New York, New York 10048-0557
                            Telephone: 212-839-5300
                            Facsimile: 212-839-5599

                                 July 23, 1999

Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle, Suite 240
Larkspur, California 94939

         Re:      Headlands Mortgage Securities Inc.
                  Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as special tax counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates (the "Certificates") in an aggregate principal amount of up to $1,088,796,968. As described in the Registration Statement, the Certificates will be issued from time to time in series. Each series of Certificates will be issued by a trust (each, a "Trust") formed by the Company pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee"). Each series of Certificates issued by a Trust may include one or more classes of Certificates. The Certificates will be sold from time to time pursuant to certain underwriting agreements (each, an "Underwriting Agreement") among the Company and the underwriter or underwriters named therein.

         In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Seller, the Trustee and the Master Servicer for such series of Certificates and will be duly executed and delivered by the Company, the Seller, the Trustee and the Master Servicer substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Certificates will be sold as described in the Registration Statement.

         We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of The Prospectus -- Tax Status of REMIC Certificates", "-- Tax Status of Non-REMIC Certificates" and "Federal Income Tax Consequences" in the prospectus relating to the Certificates (the "Prospectus"), all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                      Very truly yours,

                                                      /s/ Brown & Wood LLP
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